Exhibit 99

Joint Filer Information
Name:	Sigma-Tau International S.A.
Address:
19-21 Boulevard du Prince Henri
L-1724 Luxembourg
Designated Filer:	Sigma-Tau Finanziaria S.p.A.
Issuer & Ticker Symbol:	Soligenix, Inc. (SNGX)
Date of Earliest
Transaction Required
to be Reported:	6/18/10
Signature:	/s/ Fabio Amabile
Name: Fabio Amabile
Title: Attorney-in-fact
SIGMA-TAU INTERNATIONAL S.A.

Name:	Sigma-Tau America S.A.
Address:	19-21 Boulevard du Prince Henri
L-1724 Luxembourg

Designated Filer:	Sigma-Tau Finanziaria S.p.A.
Issuer & Ticker Symbol:	Soligenix, Inc. (SNGX)
Date of Earliest
Transaction Required
to be Reported:	6/18/10
Signature:	/s/ Fabio Amabile
Name: Fabio Amabile
Title: Attorney-in-fact
SIGMA-TAU AMERICA S.A.

Name:	Sigma-Tau Pharmaceuticals, Inc.
Address:	9841 Washingtonian Blvd, Suite 500
Gaithersburg, Maryland 20878
USA
Designated Filer:	Sigma-Tau Finanziaria S.p.A.
Issuer & Ticker Symbol:	Soligenix, Inc. (SNGX)
Date of Earliest
Transaction Required
to be Reported:	6/18/10
Signature:	/s/ Fabio Amabile
Name: Fabio Amabile
Title: Attorney-in-fact
SIGMA-TAU PHARMACEUTICALS, INC.